UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2004

ICT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-20807 (Commission File Number)	23-2458937 (I.R.S. Employer Identification No.)

100 Brandywine Boulevard
Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Number	Description

99.1	Press Release dated July 22, 2004

Item 12.	Results of Operations and Financial Condition.

On July 22, 2004, ICT Group, Inc. (the “Company”) issued a press release announcing certain financial results for the quarter ended June 30, 2004. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The press release includes a reconciliation of net income (loss) to adjusted net income to eliminate the effects of charges related to on-going class action litigation for the three and six month periods ended June 30, 2004 and 2003 and to eliminate the effects of a reversal of restructuring charges for the three and six month periods ended June 30, 2003. The press release also includes forecasted net income per share for the third quarter of 2004 and the full-year 2004, exclusive of charges relating to on-going class action litigation. Management of the Company believes that the adjustment of net income and net income per share to eliminate the effect of charges related to on-going class action litigation and the reversal of a portion of a previously recorded restructuring charge is useful to investors because it enables them to better assess the performance of the Company’s core operations, exclusive of the impact of litigation and restructuring charges that are not reflective of the Company’s day-to-day operations. In addition, management focuses on such adjusted measures for planning purposes.

The Information in this Form 8-K (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

Date: July 22, 2004	By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated July 22, 2004